Exhibit 10.2
[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registration if publicly disclosed.

GlaxoSmithKline Intellectual Property Development Limited Letterhead
7th February 2020
Codexis, Inc.
200 Penobscot Drive
Redwood City, CA 94063
Telephone: [***]
Fax: [***]
Email: [***]

Attn:  Pierre Brazeau
Vice President, Business Development

By: Email and First-Class Mail

Platform Technology Transfer, Collaboration, and License Agreement between Codexis, Inc. (“Codexis”) and GlaxoSmithKline Intellectual Property Development Limited (“GSK”) dated 10 July 2014 (the “Agreement”). Section 6.5.4 (Back-Up Rights) and Section 3.7 (Restricted Enzymes) of the Agreement.
Dear Mr. Brazeau:
We refer to previous correspondence and discussion between the parties in relation to the above matters. In this letter, expressions defined in the Agreement and used in this letter have the meaning set out in the Agreement. The rules of interpretation set out in the Agreement apply to this letter.
Back-Up Rights
It is acknowledged that pursuant to Section 6.5.4 the following GSK Patent was assigned to Codexis pursuant to an assignment agreement dated [***]: GSK Docket No. [***], which correspond to US provisional patent application [***], filed on [***] (“the [***] application”). Codexis agreed [***], and [***] on [***].
GSK wishes to continue to use and otherwise exploit such Patent on the same terms as it is entitled to do so with respect to the Licensed IP pursuant to Section 3.2 (Licenses to GSK) of the Agreement, including the right to grant sublicenses in accordance with, and to the extent permitted under, Section 3.3 (Sub-licensing). In consideration for such licenses GSK agrees to make payments to Codexis on the same terms as Section 7 (Financial Terms) of the Agreement.
The Parties agree pursuant to Section 13.8 (Waivers and Modifications) that the Agreement is hereby amended to effect such grant of licenses to GSK and the obligation to make such payments to Codexis. For clarity, Sections 8.2 (Additional Representations and Warranties of Codexis) and Section 10.2(b) (Codexis Indemnity) shall not apply with respect to such Patents.
Restricted Enzymes
Codexis provided GSK with the initial list of Restricted Enzymes in 2014 as Exhibit 1.112. Subsequently, Codexis provided lists of Potentially Restricted Enzymes in 2015 pursuant to Section 3.7.1. The parties no longer wish to apply the processes set out in Section 3.7 regarding the addition of Potentially Restricted Enzymes to the Restricted Enzyme list. At its option, Codexis may notify GSK of any additional Enzymes which are to be added to the list of Restricted Enzymes. In consideration for these modifications to the

Exhibit 10.2
[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and would likely cause competitive harm to the registration if publicly disclosed.

addition of Restricted Enzymes, the parties agree that the process of Section 3.7 shall no longer apply and the Restricted Enzymes will be included in the licenses granted to GSK in Section 3.2.
The Parties agree pursuant to Section 13.8 that the Agreement is hereby amended to effect the disapplication of such process and exclusion from the licenses granted to GSK. For clarity, Section 3.7.2 shall continue to apply to GSK exercise of its non-exclusive rights under Section 3.2 (Licenses to GSK).
General
This Agreement may be executed in counterparts with the same effect as if both Parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument. Signatures to this Agreement transmitted by electronic means shall have the same effect as physical delivery of the paper document bearing original signature.

This Agreement shall be governed by, enforced and construed in accordance with the laws of the State of Delaware, United States of America, excluding any conflicts of law principles that would result in the application of the laws of any state other than the State of Delaware.

Yours sincerely

On behalf of GlaxoSmithKline Intellectual Property Development Limited
Name: /s/ [Authorized Signatory]
Title: Corporate Director

Countersigned by

On behalf of Codexis, Inc
Name: /s/ John J. Nicols
Title: CEO
Date: 2/21/20